Exhibit 99.2

Investor Update - February 8, 2017

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our consolidated and mainline operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

We are also providing our expected capital expenditures and fleet count for future periods. These estimates are based on firm commitments we currently have in place for future aircraft deliveries and our current estimate of non-aircraft capital spending.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
Forecast Information(a)

	Forecast Q1 2017	Actual Q1 2016	Forecast Full Year 2017	Actual 2016
Capacity (ASMs in millions)	14,500 - 14,550	10,453	62,800 - 63,000	44,135
Cost per ASM excluding fuel and special items (cents)	8.35¢ - 8.40¢	8.51¢	8.00¢ - 8.05¢	8.23¢
Fuel gallons (000,000)	185	132	790	554
Economic fuel cost per gallon(b)	$1.78	$1.29	(c)	$1.52

(a)	Consolidated forecast information includes Virgin America Inc. (Virgin America), which became a wholly-owned subsidiary of the Company on December 14, 2016.

(b)
Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost - $1.26 ($53 per barrel); refining margin - 30 cents; cost of settled hedges - 2 cents, with the remaining difference due to taxes and other into-plane costs.

(c)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

The following table provides a "Combined Comparative" perspective of 2016 for capacity and fuel gallons, calculated as the sum of 2016 historical financial results of Alaska Air Group, and Virgin America results for the fiscal period prior to the acquisition date of December 14, 2016.

	Forecast Q1 2017	Q1 2016 Combined Comparative	% Change	Forecast Full Year 2017	2016 Combined Comparative	% Change
Capacity (ASMs in millions)	14,500 - 14,550	13,718	~ 6%	62,800 - 63,000	57,953	~ 8.5%
Cost per ASM excluding fuel and special items (cents)	8.35¢ - 8.40¢	8.36¢	flat	8.00¢ - 8.05¢	8.04¢	flat
Fuel gallons (000,000)	185	175	~ 6%	790	739	~ 7%

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $13 million in the first quarter of 2017.

Capital Expenditures
Total expected capital expenditures are as follows (in millions):

	2017	2018	2019	2020
Aircraft and aircraft purchase deposits - firm	$780	$710	$600	$300
Other flight equipment	145	135	95	55
Other property and equipment	215	205	90	75
Total property and equipment additions	$1,140	$1,050	$785	$430
Option aircraft and aircraft deposits, if exercised (a)	$60	$240	$705	$1,425

(a)
The Company has options to acquire 41 B737 aircraft with deliveries from 2019 through 2024, options to acquire 30 A320 aircraft with deliveries from 2020 through 2022, and options to acquire 30 E175 aircraft with deliveries in 2019 to 2021.

Projected Fleet Count(a)

	Actual Fleet Count		Expected Fleet Activity
Aircraft	Dec 31, 2015	Dec 31, 2016	2017 Changes		Dec 31, 2017	2018 - 2019 Changes		Dec 31, 2019
737 Freighters & Combis	6	6	(3)		3	—		3
737 Passenger Aircraft	141	149	—		149	17		166
A319/A320/A321 Airbus Aircraft	—	63	5	—	68	4		72
Total Mainline Fleet	147	218	2		220	21	—	241
Q400	52	52	—		52	(15)		37
E175(b)	5	15	18		33	20		53
CRJ-700(b)	8	—	—		—	—		—
Total Regional Fleet	65	67	18		85	5		90
Total Air Group Fleet	212	285	20		305	26		331

(a)	The expected fleet counts at December 31, 2017 and beyond are subject to change.

(b)	Aircraft are operated under capacity purchase agreements with either Horizon or a third party.

AIR GROUP - CONSOLIDATED (continued)
Future Fuel Hedge Positions
All of our future oil positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases. Our crude oil positions are as follows:

	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
First Quarter 2017	50%	$60	$2
Second Quarter 2017	50%	$62	$2
Third Quarter 2017	40%	$63	$2
Fourth Quarter 2017	30%	$65	$3
Full Year 2017	42%	$62	$2
First Quarter 2018	20%	$65	$3
Second Quarter 2018	10%	$67	$2
Full Year 2018	7%	$65	$2

MAINLINE - Alaska and Virgin America
Forecast Information

	Forecast Q1 2017	Actual Q1 2016	Forecast Full Year 2017	Actual 2016
Capacity (ASMs in millions)	13,325 -13,375	9,354	57,200 - 57,400	39,473
Cost per ASM excluding fuel and special items (cents)	7.55¢ - 7.60¢	7.49¢	7.30¢ - 7.35¢	7.30¢
Fuel gallons (000,000)	165	113	700	474
Economic fuel cost per gallon(a)	$1.78	$1.28	(b)	$1.52

(a)	Please see note (a) in Consolidated for the breakout of economic fuel cost per gallon.

(b)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

The following table provides a Combined Comparative mainline perspective for capacity and fuel gallons, calculated as the sum of 2016 historical results for Alaska Mainline and Virgin America for the fiscal period prior to the acquisition date of December 14, 2016:

	Forecast Q1 2017	Q1 2016 Combined Comparative	% Change	Forecast Full Year 2017	2016 Combined Comparative	% Change
Capacity (ASMs in millions)	13,325 -13,375	12,619	~ 6%	57,200 - 57,400	53,291	~ 7.5%
Cost per ASM excluding fuel and special items (cents)	7.55¢ - 7.60¢	7.60¢	~ (0.5)-0%	7.30¢ - 7.35¢	7.34¢	~ (0.5)-0%
Fuel gallons (000,000)	165	156	~ 6%	700	659	~ 6%